Exhibit 10.20

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL TO THE REGISTRANT AND (II) WOULD BE COMPETITIVELY HARMFUL TO THE REGISTRANT IF PUBLICLY DISCLOSED. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY [***].

EXCLUSIVE SUB-LICENSE AGREEMENT

dated September 12, 2013

between

JADE THERAPEUTICS, INC.

and

BIOTIME, INC.

CONFIDENTIAL DOCUMENT

CONFIDENTIAL DOCUMENT

EXCLUSIVE SUB-LICENSE AGREEMENT

THIS EXCLUSIVE SUB-LICENSE Agreement ("Agreement") is entered into this 12th day of September, 2013 by and between BIOTIME, INC., a California corporation having a place of business at 1301 Harbor Bay Parkway, Alameda, CA 94502, hereinafter referred to as "Licensor," and JADE THERAPEUTICS, INC., having its principal place of business at 675 Arapeen Drive, Suite 302, Salt Lake City, UT 84108-1228, hereinafter referred to as "Licensee."

WITNESSETH

WHEREAS, Licensor has certain exclusive rights under a License Agreement from the UNIVERSITY OF UTAH RESEARCH FOUNDATION, a Utah non-profit corporation, having its principal place of business at 615 Arapeen Drive, Suite 310, Salt Lake City, UT 84108 ("UURF"), and relating to hydrogels suitable for human use and more particularly relating to Licensor's HyStem® hydrogels (the "UURF License"); and

WHEREAS, Licensor and Licensee have previously entered into an exclusive sublicense agreement dated June 25, 2012 and the parties wish to supersede and replace the previous agreement with this Exclusive Sublicense Agreement; and

WHEREAS, Licensor desires that the Licensee should be enabled to pursue human use of the Technology (as defined herein) within a specified field as more particularly described herein; and

WHEREAS, Licensee wishes to obtain from Licensor a worldwide, exclusive license in the Field of Use to make, have made, manufacture, import, use and sell Licensed Products and/or use Licensed Methods for (i) pre-clinical and clinical studies; and (ii) commercial sale and use upon regulatory approval; and Licensor is willing to grant such a license upon the terms and conditions hereinafter set forth; and

WHEREAS, Licensor's rights to the Technology were developed in the course of research sponsored in part by the U.S. Government, and as a consequence are subject to overriding obligations of UURF to the U.S. Government as more particularly provided in the UURF License, the relevant parts of which are stated in full this Agreement;

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

1.1	"Affiliate" means any company or other business entity that, directly or indirectly, controls, or is controlled by, or is under common control by Licensee. Solely for purposes of this definition, the term "control" means the possession of the power to direct or cause the direction of the management and policies of the entity, whether through ownership of voting securities or by contract. Control will be presumed if an entity owns either of record or beneficially, at least fifty percent (50%) of the voting stock of the other entity. An entity will be deemed an Affiliate during the period such ownership or control relationship is in effect.

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1.2	"Collaboration Agreement" means an agreement which is: (a) negotiated and entered into between Licensee or an Affiliate of Licensee and a Development Partner; (b) to develop, sell, use or commercialize a Licensed Product and/or a Licensed Method in collaboration with Licensee; and (c) which requires Licensor to grant to the Development Partner a sublicense to Patent Rights and/or Technology.

1.3	"Covered By" means a claim or claims within any pending or issued patent included in the Patent Rights claiming all, a portion, or a component or step of a Licensed Product or Licensed Method.

1.4	"Development Partner" means any third party non-affiliate of Licensee with whom Licensee, or an Affiliate of Licensee, decides to negotiate and enter into a Collaboration Agreement.

1.5	"Effective Date" means September 12, 2013.

1.6	"Entity" means a corporation, an association, a joint venture, a partnership, a trust, a business, an institution, an individual, a government or political subdivision thereof, including an agency, or any other organization that can exercise independent legal standing.

1.7	"Equity Financing Transaction" means any event subsequent to the Effective Date of this agreement, whereby the Licensee receives value of any kind in exchange for an ownership or equity position in Licensee. Excluded from Equity Financing Transactions are: (a) any funds provided to Jade by Original Licensee Investors; and/or (b) the value of any services performed by a third party for Licensee in consideration for an ownership or equity position in Licensee; for example, consulting services.

1.8	"Fair Market Value" means the cash consideration which Licensee would actually receive from an unaffiliated, unrelated buyer in an arm's length sale of an identical item sold in the same quantity, under the same terms, and at the same time and place.

1.9	"First Commercial Sale" means, with respect to a given Licensed Product or Licensed Method, the first sale for use or consumption by the public of such Licensed Product or Licensed Method in a country after all required approvals, including marketing and pricing approvals, have been granted by the applicable governmental drug regulatory agency.

1.10	"Field of Use" means use of the Technology for pre-clinical and clinical, and/or commercial purposes in humans to deliver a Licensed Product or Licensed Method, alone or in conjunction with any Therapeutic Molecule(s), to, on, or in the eyeball, eye lid, or conjunctiva. Specifically excluded from Field of Use is the use of the Licensed Product or Licensed Method (i) to deliver cells, (ii) and/or in conjunction with any molecule(s) necessary for the successful therapeutic benefit of said cells, provided that use of such molecule(s) separately and not in conjunction with cells shall be included in the "Field of Use" , (iii) to create and/or insert a punctal plug in the eye, (iv) for diagnostic and research reagents, and (v) for any applications or uses in animal health or veterinary medicine.

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1.11	"HyStem®" means the "HyStem®" hydrogel developed by Licensor and its derivatives. For clarity, the parties agree that "HyStem®" and its derivatives are each a Licensed Product hereunder.

1.12	"Insolvent" means being unable to meet one's debt obligations to another Entity as such debt obligations become due and not being able to provide reasonable financial assurances of becoming able to meet such obligations, consistent with the applicable Chapter of Title 11 of the United States Code.

1.13	"License Issue Fee" means the fee paid by Licensee to Licensor as set forth in Section 4.1 of this Agreement.

1.14	"Licensed Product" means any product, apparatus, kit or component part thereof, or any other subject matter, the manufacture, design, creation, use, importation, distribution, or sale of which is Covered By any claim or claims included within the Patent Rights.

1.15	"Licensed Method" means any method, procedure, process or other subject matter, the practice, manufacture, use, or sale of which is Covered By any claim or claims included within the Patent Rights.

1.16	"Licensee Original Investors" means and includes Mark Halan, Arthur Klausner, MaryJane Rafii, and Barbara Wirostko.

I.17	"Net Sales" means the gross invoiced sales price for commercial sale of Licensed Products and/or commercial use of Licensed Method arising after regulatory approval by Licensee or any of its Affiliates; however, sales or other transfers of Licensed Products and/or practice of Licensed Methods between Licensee and its Affiliates shall be excluded from the computation of Net Sales, and no payments will be payable to Licensor on such sales or transfers except where such Affiliates are end users; less the following deductions, directly attributable to the sale of such Licensed Product and/or Licensed Method and specifically identified on the invoice, and borne by the seller to the extent they are included in such gross revenue or other consideration:

a.	[***]:

b.	[***];

c.	[***]; and

d.	[***].

A Licensed Product and/or Licensed Method shall be considered sold when it is shipped, delivered, or invoiced for purposes of commercial sale or commercial use, whichever is earlier. No deductions shall be made from Net Sales for commission paid to individuals whether they are with independent sales agencies or are regularly employed by Licensee or its Affiliates and are on its or their payroll, or for the cost of collections. In the event

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Licensee transfers a Licensed Product to and/or transfers or performs a Licensed Method for a third party in a bona fide arm's length transaction, for consideration, in whole or in part, other than cash, then the Net Sales price for such Licensed Product and/or Licensed Method shall be deemed to be the standard invoice price then being invoiced by Licensee in an arm's length transaction with similar companies and in the absence of such standard invoice price, then the reasonable Fair Market Value of the Licensed Product and/or Licensed Method. Components of Net Sales shall be determined in the ordinary course of business using the accrual method of accounting in accordance with generally accepted accounting practices.

If Licensee or any Affiliate sells, leases or otherwise commercializes any Licensed Product and/or Licensed Method at a reduced fee or price for the purpose of promoting other products, goods or services or for the purpose of facilitating the sale, license or lease of other products, goods or services, then Licensee shall pay to Licensor and each such Affiliate shall be obligated to pay to Licensor, a Royalty under Article 4 based upon the Fair Market Value of the License Product and/or Licensed Method.

1.18	"Patent Right(s)" means and include all of the following Licensor intellectual property: The patents and/or patent applications listed in Exhibit "A"; patents issued from the applications listed in Exhibit "A" and from divisionals and continuations (other than continuations in part) of these applications and/or patents and any reissues or re-exams of such patents; claims of continuation-in-part applications and patents directed to subject matter specifically described in the patent(s) and/or patent application(s) listed in Exhibit "A"; and claims of all foreign applications and patents which are directed to subject matter specifically described in the United States patents and/or patent applications listed in Exhibit "A"; and any other Licensor intellectual property during the Term that the parties mutually agree will facilitate the development and commercialization of Licensed Method or Licensed Product.

1.19	"Technology" means any technology in the control of Licensor that relates to Licensed Products or Licensed Methods, including and relating to Licensor's HyStem® hydrogels.

1.20	"Territory" means worldwide.

1.21	"Therapeutic Molecule(s)" means a molecule(s) being tested or administered because the mechanism of action thereof is believed to be substantially responsible for the desired therapeutic benefit, where said therapeutic molecule(s) is not a cell.

1.22	"University" means University of Utah Research Foundation.

1.23	"Valid Claim" means a patent claim included in the Patent Rights that has not lapsed or become abandoned or been declared invalid or unenforceable by a court or agency of competent jurisdiction from which no appeal can be or has been taken.

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ARTICLE 2 LICENSE GRANT AND LICENSEE'S RESTRICTIVE COVENANT

2.1	Exclusive Grant. Subject to the terms and conditions and Licensee's Restrictive

Covenant set forth in Section 2.6 of this Agreement, Licensor hereby grants to Licensee a worldwide, royalty-bearing, exclusive (even as to Licensor) license in the Territory to make, have made, manufacture, import, use and sell the Licensed Product and to practice the Licensed Method in the Field of Use under Licensor's UURF License (the "License") and the Patent Rights. This grant is subject to the terms and conditions of this Agreement, and to any rights of the Government of the United States as set forth in the UURF License by UURF and the University to:

a.           publish the general scientific findings from research conducted in whole or in part at the University related to the Patent Rights;

b.           manufacture, have manufactured, use, and/or practice, or transfer the Patent Rights for research, teaching and other educationally-related non-commercial purposes.

2.2	Affiliates. Licensee may extend the license granted herein to any Affiliate if the Affiliate consents in writing to be bound by this Agreement to the same extent as Licensee.

2.3	Development Partners. Should Licensee determine that a Development Partner is necessary to develop, market, and/or sell Licensed Product or Licensed Method, Licensee shall submit to Licensor written justification for such Development Partner. Should Licensor approve of such Development Partner, such approval to not be unreasonably withheld, Licensor will grant a sub-license for the Patent Rights to said Development Partner (Development Partner Sublicense): (i) the terms of which shall be materially consistent with the UURF License; and (ii) the scope of sublicense granted shall be consistent with the Collaboration Agreement between Licensee and the Development Partner ("Development Partner Sublicense") including field of use. Such Development Partner Sublicense shall provide for a royalty payment of [***]% (or such lower amount as Licensor may in its sole and absolute discretion approve) on the Net Sales of Licensed Products or Licensed Methods by the Development Partner, payable directly to Licensor ("Development Partner Sublicense Royalty"); and no other or additional financial payments or consideration from the Development Partner to Licensor will be due under the Development Partner Sublicense. For clarity, all consideration related to the Collaboration Agreement other than the Development Partner Licensor Royalty shall be paid by the Development Partner solely to Licensee or a Licensee Affiliate. Notwithstanding the foregoing, each Development Partner must be approved by Licensor in writing, such approval not to be unreasonably withheld. Each Development Partner Sublicense must be approved in writing by Licensee prior to execution by Licensor, such approval not to be unreasonably withheld.

2.4	Collaboration Agreement Payments Other Than Royalty.

a. If Licensee receives consideration of any kind for a Collaboration Agreement other than a royalty on Net Sales to be paid by the Development Partner, Licensee shall pay to Licensor a percentage, as given below, of any fee or payment received by Licensee regardless of how the Licensee and the Development Partner characterizes such payments, including but not limited to license fees, minimum annual royalties, milestone payments, etc. ("Collaboration Agreement Payments"). Licensee shall not receive from a Development Partner anything of value in lieu of cash payments in consideration for any Collaboration Agreement, without the express prior written consent of Licensor.

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b. Licensor's percentage of Collaboration Agreement Payments, other than or in addition to (x) a royalty on the Net Sales of Licensed Products or Licensed Methods or (y) paid in consideration for the purchase of the stock of Licensee, shall be:

(i)	[***]% if prior to FDA Clearance to proceed with clinical trials of the most advanced product covered in the Development Partner Sublicense. "Clearance" or "Cleared" shall mean that Licensee has submitted an Investigational New Drug Application ("IND") for the most advanced Licensed Product covered in the Development Partner Sublicense; and the FDA has not placed a clinical hold on such IND on or before [***] following the date of submission.

(ii)	[***] if an Investigational New Drug Application has been Cleared by the FDA but Phase II or equivalent clinical investigation has not begun of the most advanced product covered in the Development Partner Sublicense.

(iii)	[***]% if the first dose in a Phase II or equivalent clinical investigation has taken place for the most advanced product covered in the Development Partner Sublicense.

(iv)	[***]% if a New Drug Application or equivalent has been approved for the most advanced product covered in the Development Partner Sublicense.

c.       Payments due Licensor from Licensee as a result of any Collaboration Agreement entered into between a Development Partner and Licensee (or its Affiliate) shall be paid by Licensee (or its Affiliate) within [***] of Licensee's (or its Affiliate's) receipt of the Collaboration Agreement Payment. Payments to Licensor for its share Collaboration Agreement Payments received by Licensee shall be fully creditable against any minimum annual royalties or royalties otherwise due to Licensor by Licensee in the calendar year in which the Collaboration Agreement is executed or, in the case of milestone or other payments received by Licensee subsequent to the year in which the Collaboration Agreement is executed, in the calendar year the payment is received.

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2.5	Development Partner Royalties. For clarity, Licensor agrees that the only royalty payments that it shall be entitled to receive as the result of a Collaboration Agreement shall be the royalty referenced in Section 2.3. No other royalty payments, or percentage of royalty payments, shall be due or owing from Licensee or a Licensee Affiliate, including the Royalty set forth in Section 4.2, as a result of a Collaboration Agreement entered into between the Development Partner and the Licensee. Notwithstanding the foregoing the Licensor and Licensee acknowledge that paragraph 2.5 does not negate any payments due Licensor from Licensee specified in paragraph 2.4 a-c or Sections 4.1 or 4.3.

2.6	Restrictive Covenant - License to Prospective Licensee for Proposed Product. From and after the first anniversary of the Effective Date, Licensor shall provide written notice to Licensee of any request Licensor receives for an exclusive or non-exclusive license relating to any method or process, composition, product or component part thereof for which rights granted to Licensee by Licensor in the License are necessary for manufacture, sale, use, distribution, or as applicable the reproduction, preparation of derivatives of, or other practice of a proposed product or service (a "Proposed Product") from any third party that desires to make, use, and sell such Proposed Product (a "Prospective Licensee") within [***] of receiving such request. In the event neither Licensee, any Affiliate, or Development Partner is then developing or commercializing or has plans to develop or commercialize a Licensed Product or Licensed Method for use or sale in the same general industry as proposed by the Prospective Licensee for the Proposed Product, as identified in a report provided to Licensor pursuant to Section 10.1 of this Agreement, then within [***] of receipt of the notice by Licensee from Licensor that Licensor desires to negotiate with the Prospective Licensee for the purpose of granting a sublicense under the License to develop and commercialize the Proposed Product within the relevant portion of the Field of Use, Licensee shall elect one of the following options:

Provide Licensor with documentation demonstrating to Licensor's reasonable satisfaction that Licensee, an Affiliate, or Development Partner has initiated commercially reasonable efforts to develop, make, use, sell, distribute, and as applicable reproduce, prepare derivatives of, publicly perform, or publicly display a Licensed Product for use or sale that would commercially compete with the Proposed Product in the same general industry. For purposes of this Section 2.6, commercially reasonable efforts shall include but are not limited to (i) [***], (ii) [***], (iii) [***], (iv) [***], and (v) [***].

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(ii)	Grant back to Licensor limited rights in the License for the sole purpose of allowing Licensor to grant the License to the extent necessary for such Prospective Licensee to develop, make, use, sell, distribute, and as applicable reproduce, prepare derivatives of, publicly perform, or publicly display such Proposed Product in the relevant portion of the Field of Use.

(iii)	Provide Licensor with written notice demonstrating to Licensor's reasonable satisfaction that the development or commercialization of such Proposed Product would have a reasonable likelihood of materially and adversely affecting the development or commercialization of any Licensed Product or Licensed Service then being developed or commercialized by Licensee, an Affiliate, or Development Partner.

ARTICLE 3 TERM OF AGREEMENT

This Agreement shall be in full force and effect from the Effective Date until the end of the term of the last-to-expire of Licensor's Patent Rights licensed under this Agreement, unless otherwise terminated by operation of law or by acts of the parties pursuant to the terms of this Agreement ("Term").

ARTICLE 4 FEES & ROYALTIES

4.1	License Issue Fee. Licensee shall pay to Licensor a non-refundable "License Issue Fee" of fifty thousand dollars ($50,000). Once the Licensee has raised five hundred thousand dollars ($500,000) from sources other than the Licensee Original Investors, Licensee shall begin paying the License Issue Fee incrementally by paying to Licensor [***] percent ([***]%) of any subsequent proceeds received by Licensee from investors other than investment made by Licensee Original Investors, in Equity Financing Transactions that are consummated following the Effective Date, until an aggregate of fifty thousand dollars ($50,000) has been paid to Licensor. Licensee will notify Licensor in writing within [***] of the consummation of any Equity Financing Transaction. The applicable increment of the License Fee shall be paid to Licensor within [***] of the closing of each such Equity Financing Transaction.

4.2	Royalty. Licensee shall pay to Licensor, on a country by country basis, an earned running royalty on Net Sales in the amount of [***] percent ([***]%) ("Royalty"). No Royalty shall be due for (a) any use or sale of Licensed Product or Licensed Method required in or for the purpose of any pre-clinical or clinical trial conducted in advance of a government regulatory body approval to market a Licensed Product or Licensed Method, or (b) any Licensed Product or Licensed Method provided without consideration for use in a post marketing clinical study, or other research or development purpose conducted by Licensee, an Affiliate of Licensee, or a Development Partner.

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4.3	Annual Minimum Royalty. Licensee will pay an annual minimum royalty of thirty thousand dollars ($30,000) ("Annual Minimum Royalty") starting with a first payment due on January 1, 2017 and annually each January 1st of each calendar year during the

Term. Licensor shall filly credit each payment of Annual Minimum Royalty against any earned Royalty payable by Licensee with respect to the calendar year in which the minimum annual royalty is due. Only one Annual Minimum Royalty payment shall be due and owing regardless of the number of Licensed Products or Licensed Methods.

4.4	Royalty Period. The Royalty shall be payable for each Licensed Product or Licensed Method on a product by product and country-by-country basis from the time of the First Commercial Sale of Licensed Product or Licensed Method in such country until the expiration of the last to expire patent containing a Valid Claim with respect to such Licensed Product or Licensed Method.

4.5	Royalty Conditions. The Royalty shall be subject to the following conditions:

a. only one Royalty shall be due with respect to: (i) same unit of Licensed Product; (ii) same use of Licensed Method; or (iii) the use of the Licensed Method for the purpose of making, manufacturing, having manufactured, using and selling Licensed Product.

b. for clarity, no Royalty shall be due upon the sale or other transfer amount between Licensee and its Affiliates, but in such cases the Royalty shall be due and calculated upon Licensee's or its Affiliate's Net Sales to the first Non-Affiliate third party;

c. no Royalty shall accrue on the disposition of any Licensed Product or Licensed Method in reasonable quantities by Licensee or its Affiliates as part of an expanded access program or as bona fide samples or as donations to non-profit institutions or government agencies for non-commercial purposes; and

d. notwithstanding the above Royalty rates, upon Licensee's request, the parties agree to discuss in good faith a reduction of such Royalty rate in any given country in the event the available patent protection materially decreases the commercial viability of the Licensed Product or Licensed Method under such Royalty rate.

4.6	Reduction Because of Third Party Payments. In the event Licensee makes a payment to one or more third parties for patent rights or know-how which Licensor reasonably agrees (i) is necessary or proper to develop or commercialize a Licensed Product or Licensed Method; and (ii) arises as a result of the use of the Technology, the Royalty due hereunder shall be reduced by the amount of the payment made to said third parties, provided however, the Royalty from Licensee to Licensor shall not be reduced to less than [***] percent ([***]%) of the Royalty due in any period but for such payments to third parties, however, said reduction shall not apply to Royalties due from a Development Partner in Section 2.3.

4.7	Patent Expenses. Licensee will be required to pay no part of Licensor's or the University of Utah's patent costs.

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ARTICLE 5 COMMERCIAL DILIGENCE & MILESTONES

5.1	Licensee agrees to use good faith reasonable commercial efforts to accomplish the following milestones by the dates shown:

a. Raise [***] dollars ($[***]) in operating capital from Equity Financing Transactions within two years of the Effective Date, excluding any and all monies provided to or on behalf of Licensee by the Original Investors;

b. Submit first Investigational New Drug Application in a major market by December 31, 2015.

c. Complete first dosing in man of a Phase II or equivalent clinical trial by December 31, 2016.

d. Have First Commercial Sale in a country of a Licensed Product or Licensed Method by January 1, 2023.

ARTICLE 6 TECHNOLOGY TRANSFER AND ASSISTANCE

6.1	Information and Know-How. Licensor agrees to use good faith and reasonable efforts to answer technical questions, from time to time, that Licensee might have regarding the Technology. The Licensor will not, however, be required to divulge any information or know how that the Licensee considers a trade secret or otherwise proprietary. Any Licensor information disclosed under this paragraph shall be considered the Confidential Information of Licensor and subject to the limitations and exceptions of Article 9 of this Agreement.

6.2	Regulatory Assistance. Licensor shall, upon the request of Licensee, provide a letter of authorization allowing regulatory bodies and governmental agencies access, and a right of reference, to any and all of Licensor's Device Manufacturing Master Files for the Technology in the Territory ("Licensor Regulatory Filings") for use with regard to, and on behalf of, Licensee's regulator), filings relating to Licensed Product and Licensed Method. In addition, Licensor shall reasonably assist, to the extent that it is able to without undue burden, in answering any questions regarding Licensor Regulatory Filings by providing information concerning Licensor's Regulatory Filings, provided, that such information is in Licensor's possession and can be disclosed without violating any confidentiality agreement with any third party; provided, further that Licensor shall not be obligated to obtain, derive, or generate any new or additional data or information.

6.3	Safety Information. Each Party agrees to notify the other Party of any reports of serious adverse events concerning the Licensed Product or Licensed Method sold, within the Territory or regarding the Technology within [***] of the date that such Party becomes aware of the complaint. Each such report shall be directed to the party pursuant to the notice provisions of Article 22.

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ARTICLE 7 MANUFACTURE AND SUPPLY OF TECHNOLOGY

7.1	For the purpose of clarity, Licensor hereby grants to Licensee a non-royalty bearing,exclusive license in the Territory to use the Technology to make, have made and manufacture Licensed Products and/or Licensed Methods in the Field of Use tinder Licensor's UURF License and Patent Rights.

7.2	Licensee hereby grants to Licensor a right of first negotiation with respect to the manufacturing of Licensed Products (ROFN) during the Term. If during the Term, Licensee desires to pursue clinical and/or commercial manufacturing of a Licensed Product, then Licensee shall notify Licensor. Licensor shall, within [***] after receipt of such notice, indicate to Licensee in writing whether or not it wishes to enter into a manufacturing agreement with Licensee for the Licensed Product, it being understood and agreed that entering into negotiations for a manufacturing agreement does not require either Party to propose or accept any offer. If either (a) Licensor indicates it does not wish to manufacture Licensed Products, (b) Licensor fails to indicate its interest within [***], or (c) Licensor indicates it wishes to manufacture Licensed Products but the Parties fail to reach agreement on the terms of said manufacturing of a Licensed Product within [***] after the date of Licensor's indication of interest, then the ROFN right shall expire and Licensee shall be free, without any further obligation to Licensor, to enter into negotiations with a Third Party, and the provisions in Section 7.3 shall be in effect.

7.3	Upon request from Licensee, Licensor shall authorize its subcontract manufacturers of[***] to supply those components directly to Licensee using Licensor's production methods. Licensee will be responsible for entering into supply agreements with Licensor's subcontractors, and for paying all cost of such production and supply. Such agreements may provide for, among other things, the right for Licensee to reasonably audit and inspect the facilities in which the [***] components are manufactured and packaged at no expense to Licensor. Licensee acknowledges, however, that Licensor's [***], [***], and [***], including [***] and [***] from [***], may only be inspected and reviewed at the subcontractor's facility. No copies or photographs of these documents may be made or the documents otherwise removed from the manufacturer's facilities.

ARTICLE 8 INVENTIONS

8.1	Ownership of any art, method, process, machine, manufacture, design, or composition of matter, or any new and useful improvement thereof, whether patented or unpatented under the Patent Laws of the United States of the America or any foreign country which relates to the Technology and is conceived and/or reduced to practice by Licensee or Licensee's employees, alone or jointly with Licensor and/or Licensor's employees during the term of this Agreement (the "Inventions") shall be determined in accordance with the Patent Laws of the United States of America, Title 35 of the United States Code.

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Licensor shall own all right, title and interest in all developments, inventions and know-

how (whether or not protectable under state, federal, or foreign intellectual property laws) to the Technology conceived and/or reduced to practice by solely by Licensor or by Licensor's employees during the term of this Agreement ("Licensor's Inventions"). Licensee shall own all right, title and interest in all developments, inventions and know-how (whether or not protectable under state, federal, or foreign intellectual property laws) to the Technology conceived and/or reduced to practice solely by Licensee or by Licensees' employees during the term of this Agreement ("Licensee's Inventions"). Licensee and Licensor shall jointly own all right, title and interest in all developments, inventions and know-how (whether or not protectable under state, federal, or foreign intellectual property laws) to the Technology conceived and/or reduced to practice jointly by Licensee (or Licensee's employees) and Licensor (or Licensor's employees) during the term of this agreement ("Joint Inventions").

8.2	Licensee hereby grants to Licensor, a worldwide, non-exclusive license in all of Licensee's right, title and interest in and to all Licensee's Inventions for use other than and outside of the Field of Use.

8.3	Licensor hereby grants to Licensee, for no additional consideration, a worldwide, non-exclusive license in the Field to any and all rights and ownership interest Licensor may have in Joint Inventions ("Licensor Joint Invention Rights"). The Parties hereby agree that Licensor Joint Invention Rights are, upon conception and/or reduction to practice, deemed included in Patent Rights and included in the License granted to Licensee in Article 2 of this Agreement. The Parties hereby agree that Licensee's obligation to pay to Licensor a Royalty, if any, based on Licensor Joint Invention Rights shall terminate upon expiration of the last to expire patent or patent application listed in Exhibit "A", regardless of any new patents or patent applications that may be included in Patent Rights as the result of Joint Inventions. Licensor shall retain exclusive rights to all Joint Inventions outside of the Field of Use.

8.4	Licensee shall have the sole right to prepare, file and prosecute patent applications on, and otherwise protect, all Licensee's Inventions. Licensor shall have the sole right to prepare, file and prosecute patent applications on, and otherwise protect, all Licensor's Inventions. The Parties jointly will share the right to prepare, file and prosecute patent applications on, and otherwise protect, all Joint Inventions. If one party declines to participate in the filing and prosecution of patent applications relating to Joint Inventions, the other party will have the sole right to file and prosecute said patent application and will retain all ownership rights in the patent application and any patent issuing from said patent application.

8.5	The Parties shall execute any such documents and perform such acts as may reasonably be necessary for the Parties to prepare, file and prosecute such patent applications and otherwise to protect the Joint Inventions. In the event that one Party (the First Party) is unable or unwilling for any reason to supply its signature to any document the other Party (the Second Party) is required to execute for the Assignment or filing or prosecution of patent applications relating to Joint Inventions, the First Party hereby irrevocably designates and appoints the Second Party and its duly authorized officers and agents as the First Party's agents and attorneys-in-fact to act for and on the First Party's behalf and instead of the First Party, to execute such document with the same legal force and effect as if executed by the First Party.

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ARTICLE 9 CONFIDENTIALITY

9.1	Licensee and Licensor acknowledge that either party may provide certain information to the other with regard to the Technology and/or Licensed Products/Licensed Methods that is considered to be and is identified as confidential. Licensee and Licensor shall take all reasonable precautions to protect such confidential information. Such precautions shall involve at least the same degree of care and precaution that the receiving party customarily uses to protect its own confidential information, but in no circumstance less than reasonable care. Information shall not be deemed confidential if it:

a. was already known to the receiving party, other than under an obligation of confidentiality to the disclosing party;

b. was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

c. becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

d. was subsequently lawfully disclosed to the receiving party by a third party;

e. can be shown by written records to have been independently developed by the receiving party without reference to the confidential information received from the disclosing party and without breach of any of the provisions of this Agreement; or

f. may be disclosed by the receiving party pursuant to a specific written agreement of the disclosing party.

9.2	A receiving party may disclose a disclosing party's confidential information to the extent it is required by applicable law or court order to be disclosed; provided, however, that the receiving party provides the disclosing party with prior written notice of such disclosure in order to permit the disclosing party to seek confidential treatment of such confidential information.

9.3	Each patty agrees that the breach of this Article 9 may cause the disclosing party irreparable harm and that monetary damages may be an inadequate remedy for such harm. Therefore, in the event of any such breach, the disclosing party shall be entitled to equitable relief (including injunctions and specific performance remedies) in addition to other remedies that may be available to the disclosing party.

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9.4	a. Each party agrees that the financial terms of this Agreement shall be kept confidential, except that a party may disclose financial terms of this Agreement: (i) in connection with any lawsuit or other proceeding relating to the enforcement of the rights of either party under this Agreement; (ii) to the extent the party determines, in good faith, that such disclosure is required by law; provided, that before filing a copy of this Agreement as an exhibit to any registration statement or report under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or under any state securities law, the party will file an application for confidential treatment of those financial terms that the party has determined are not required to be disclosed by law; (iii) to the party's accountants and attorneys, (iv) to the party's consultants and advisors other than accountants and attorneys pursuant to a written agreement of confidentiality, and (v) to potential underwriters and investors pursuant to a written agreement of confidentiality. Licensee acknowledges that this sublicense agreement must be reviewed and approved by the University of Utah's Technology Commercialization Office pursuant to a written agreement of confidentiality between the Licensee and the University of Utah Technology Commercialization Office prior to execution by the Parties.

b. Either party may issue a press release in connection with the execution of this Agreement, provided that the other party is provided an opportunity to review and comment upon the content of the press release at least two business days prior to publication. The press release shall not disclose financial terms of this Agreement unless both parties consent to the disclosure.

ARTICLE 10 QUARTERLY & ANNUAL REPORTS

10.1	Progress Report and Commercialization Plan. Commencing on December 1, 2013, and on each June 1st and December 1st thereafter, until the First Commercial Sale in the first country, and annually thereafter on each December 1st, Licensee shall submit to Licensor a written report covering Licensee's progress in (a) development and testing of all Licensed Products and Licensed Methods; (b) achieving the commercial diligence milestones specified in Article 5; (c) preparing and filing applications, and obtaining any approvals necessary for marketing the Licensed Products and Licensed Methods, and (d) plans for the upcoming year in commercializing the Licensed Product(s). Each report shall be in substantially similar form and contain at least the information required by Exhibit "B" attached hereto and incorporated herein.

10.2	Quarterly Royalty Report. Within [***] after the calendar year in which the First Commercial Sale in the first country occurs, and within [***] after each calendar quarter thereafter, Licensee shall provide Licensor with a written report detailing all sales and commercial uses, if any, made of Licensed Products and Licensed Methods during such calendar quarter, and detailing the amount of Net Sales made during such quarter and calculating the royalties due pursuant to Article 4 hereof. Each report shall include at least the following:

a. number of Licensed Products manufactured, leased and sold by and/or for Licensee and its Affiliates;

b. accounting for all Licensed Methods commercially used or sold by and/or for Licensee, its Affiliates and Development Partners;

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c. accounting for Net Sales, noting the deductions applicable as provided in Section 1.17;

d. royalties due under Article 4;

e. total royalties due;

f. the amount spent on product development; and

g. the number of full-time equivalent employees working on the Licensed Products and/or Licensed Methods.

Each report shall be in substantially similar form as Exhibit "C" attached hereto. Each such report shall be signed by an officer of Licensee (or the officer's designee). With each such report submitted, Licensee shall pay to Licensor the Royalties due and payable under this Agreement. If no Royalties shall be due, Licensee shall so report. Licensee's failure to submit a Royalty report in the required form will constitute a breach of this Agreement. Licensee will continue to deliver Royalty reports to Licensor after the termination or expiration of this Agreement until such time as all Licensed Product(s) permitted to be sold after termination have been sold or destroyed.

10.3	Reporting First Foreign Sales. In addition to the regular reports required by Section 10.1 and 10.2, Licensee shall provide a written report to Licensor of the date of first occurrence of Net Sales in each country within [***] of its occurrence.

10.4	Publication of Scientific Findings.

Licensee will provide Licensor with a copy of any manuscript reporting scientific finding involving the Licensed Method or Licensed Product [***] prior to publication.

ARTICLE 11 PAYMENTS, RECORDS AND AUDITS

11.1	Payments. All Royalty payments shall be made in United States of America Dollars. Royalties shall be payable from the country in which they are earned and subject to foreign exchange rates then prevailing in such country. The exchange rate for purposes of this Agreement will be the rate of exchange to United States Dollars from the currency of the country of sale, as listed in the Wall Street Journal on the Royalty payment date or, if not listed in such publication, an equivalent fair market rate. Royalty payments shall be made within [***] following the calendar quarter in which Net Sales occur. Each payment will reference the Agreement. Payments shall be made to such address and using such arrangements as Licensor may reasonably specify from time to time. In the event that any royalty payment or other fee or payment is not received by Licensor when due, Licensee shall pay to Licensor .interest charges at the rate of [***] percent ([***]%) per annum on the total royalties due for the reporting period.

11.2	Records. Licensee shall keep, and cause its Affiliates to keep, complete, true and accurate records and books containing all commercially reasonable particulars that may be needed for the purpose of showing the amounts payable to Licensor hereunder.

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Records and books shall be kept at Licensee's principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates.

11.3	Audit Related to Royalty Payments. Such books and the supporting data shall be open to inspection by Licensor or an independent certified public accountant selected by Licensor and reasonably acceptable to Licensee, at all reasonable times for a term of [***] following the end of the calendar year to which they pertain, upon reasonable prior notice to Licensee, for the purpose of verifying Licensee's royalty statement or compliance in other respects with this Agreement. Such access will be available to Licensor upon not less than [***] written notice to Licensee, not more than [***] each [***] of the Term, during normal business hours, and [***] for [***] after the expiration or termination of this Agreement. Should such inspection lead to the discovery of a greater than [***] percent ([***]%) or [***] dollar ($[***]) US, discrepancy in reporting to Licensor's detriment, Licensee agrees to pay the full cost of such inspection, and once during the next [***] Licensor shall have the right to audit Licensee's books and records under this Section 11.3. Whenever Licensee has its books and records audited by an independent certified public accountant, Licensee will, within [***] of the conclusion of such audit, provide Licensor with a written statement, certified by said auditor, setting forth the calculation of royalties, fees, and other payments due to Licensor over the time period audited as determined from the books and records of Licensee. All information obtained by Licensor as the result of this Section 11.3 shall be deemed the confidential information of Licensee and subject to the protections of Article 9 of this Agreement. Any independent certified public accountant retained by Licensor pursuant to this Section 11.3 shall enter in a written confidentiality agreement with Licensee that is acceptable to Licensee.

ARTICLE 12 PATENT MARKING

Licensee shall permanently and legibly mark all Licensed Products used or sold tinder the terms of this Agreement, or their containers, in accordance with all applicable patent-marking and notice provisions under Title 35, United States Code.

ARTICLE 13 TERMINATION BY LICENSOR

13.1

If Licensee should: (a) fail to deliver to Licensor any statement or report required hereunder when due; (b) fail to make any payment at the time that the same should be due; (c) violate or fail to perform any covenant, condition, milestone, or undertaking to be performed by it under this Agreement; (d) cease active commercially reasonable effort to commercialize Licensed Product(s); (e) fail to meet the milestones stated in Sections 5.2 (a), (b), (c) and (d); (f) file a petition for relief under the United States Bankruptcy Code, or have a petition under the United States Bankruptcy Code filed against it, or become Insolvent; or (g) enter into a composition with creditors, or have a receiver appointed for it, then Licensee shall be in default. If Licensee should fail to cure such default within (i) [***] after Licensor delivers a notice of default in making any payment, or (ii) [***] after Licensor delivers a notice of default other than a default in making a payment, the rights, privileges, and license granted hereunder shall automatically terminate.

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13.2	If Licensee shall cease to carry on its business with respect to the rights granted in this Agreement, this Agreement shall terminate upon [***] written notice by Licensor.

13.3	No termination of this Agreement by Licensor shall relieve Licensee of its obligation to pay any monetary obligation due or owing at the time of such termination and shall not impair any accrued right of Licensor. Licensee shall pay all attorneys' fees and costs incurred by Licensor in enforcing any obligation of Licensee or accrued right of Licensor. Articles 8, 9, 10, 11.3, 15, 16, 18, 19 and 21 hereof shall survive any termination of this Agreement.

ARTICLE 14 TERMINATION BY LICENSEE

14.1	Licensee may terminate this Agreement at any time and from time to time without cause, by giving written notice thereof to Licensor. Such termination shall be effective [***] after such notice and all Licensee's rights associated therewith shall cease as of that date.

14.2	Licensee may terminate this Agreement immediately upon notice to Licensor in the event that Licensee reasonably believes that safety or regulatory issues require termination of the development or commercialization of Licensed Product or Licensed Method.

14.3	Any termination pursuant to Section 14.1 or 14.2 shall not relieve Licensee of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind any payments made or other consideration given to Licensor hereunder prior to the time such termination becomes effective. Such termination shall not affect in any manner any rights of Licensor arising under this Agreement prior to the date of such termination.

14.4	No termination of this Agreement by Licensee shall relieve Licensee of its obligation to pay any monetary obligation due or owing at the time of such termination and shall not impair any accrued right of Licensor. Articles 8, 9, 10, 11.3, 15, 16, 18, 19 and 21 hereof shall survive any termination of this Agreement by Licensee.

ARTICLE 15 DISPOSITION OF LICENSED PRODUCTS ON HAND

Upon expiration or termination of this Agreement by either party, Licensee shall provide Licensor with a written inventory of all Licensed Products in process of manufacture, in use or in stock. Licensee may dispose of any such Licensed Products within the [***] period following such expiration or termination, provided, however, that Licensee shall pay Royalties and render reports to Licensor thereon in the manner specified herein.

ARTICLE 16 REPRESENTATIONS AND WARRANTIES

16.1	Licensor represents and warrants that it has the lawful right to grant the license set forth in this Agreement.

16.2	Licensor further represents and warrants as of the Effective Date:

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a. Licensor has not granted, and during the term of this Agreement will not grant, any security interest, option, lien, license, or encumbrance of any nature with respect to any Patent Rights which would conflict with the License granted to Licensee tinder this Agreement;

b. As of the Effective Date, all applicable maintenance fees, annuity payments, and similar payments relating to the Patent Rights have been made, and during the term of this Agreement will be made, in a timely manner;

c. As of the Effective Date, Licensor has not received written notice of a pending or threatened proceeding, nor has Licensor received written notice of any claim, which challenges or challenged the validity or enforceability of any Patent Right;

d. As of the Effective Date, Licensor is unaware of any infringement or possible infringement of any Patent Right by any third party and has not asserted any claim against, or sent any notice of infringement to, any third party;

e. Exhibit A includes all pending patent applications and issued patents licensed by Licensor from UURF or developed by Licensor using patents licensed from UURF that relate to the Field of Use; and

This Agreement sets forth in full each and every obligation owed by Licensee as a result of the UURF License; and Licensee has no other duty or obligation to Licensor, UURF or any Third Party as a result of the UURF License except as stated herein.

16.3	Each Party offers no warranty that the grant of any rights or licenses under this Agreement will result in the discovery or successful commercialization of any Licensed Product or Licensed Method in the Field of Use.

16.4	EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 16, THE PARTIES ACKNOWLEDGE AND AGREE THAT LICENSOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

16.5	IN NO EVENT SHALL EITHER PARTY BE HELD RESPONSIBLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF PATENT RIGHTS, EVEN IF IT IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

16.6	Nothing in this Agreement shall be construed as:

a. a warranty or representation by Licensor as to the validity or scope of any Patent Rights.

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b. a warranty or representation by Licensor that anything made, used, sold or otherwise disposed of pursuant to any license granted under this Agreement is or will be free from infringement of intellectual property rights of third parties.

c. an obligation by Licensor to bring or prosecute actions or suits against third parties for patent infringement.

d. conferring by implication, estoppel or otherwise any license or rights under any patents of Licensor other than Patent Rights.

16.7	Any breach of the representations or warranties made by Licensor in this Article 16 which results in a loss of rights to develop, manufacture, have manufactured, sell, have sold, or use Licensed Products or Licensed Methods in the Field of Use shall entitle Licensee to a refund of all payments made to Licensor as consideration for the rights granted under this Agreement, and said refund shall be deemed liquidated damages and the sole remedy available to Licensee for breach or violation of any provisions contained in this Article 16.

ARTICLE 17 INFRINGEMENT

17.1	If either party learns of a claim of infringement of any of Licensor's Patent Rights licensed under this Agreement, that party shall give written notice of such claim to the other party. In the event Licensor fails to abate the infringing activity within [***] after such written notice or to bring legal action against the third party within such [***] period, Licensee may bring suit for patent infringement. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Licensor, which consent shall not be unreasonably withheld. Nothing in this Section 17.1 shall obligate either party to commence any lawsuit or other proceeding against any third party.

17.2	Any legal action brought under Section 17.1 shall be at the expense of the party to this Agreement that commenced the legal action or filed the first cross-claim in an action brought by a third party, hereinafter referred to as the "Litigating Party". Any damages or costs recovered by Licensee in connection with a legal action filed by it hereunder, provided that the Litigating Party is reimbursed for its costs and expenses reasonably incurred in the lawsuit, shall be paid to Licensee and deemed Net Sales, and Licensee shall pay a Royalty to Licensor thereon in the manner provided by Article 4 of this Agreement. Any damages or costs recovered by Licensor in the Field of Use in connection with a legal action filed by it hereunder, provided that the Litigating Party is reimbursed for its costs and expenses reasonably incurred in the lawsuit, shall be paid to Licensee and deemed Net Sales, and Licensee shall pay a Royalty to Licensor thereon in the manner provided by Article 4 of this Agreement.

17.3	Licensee and Licensor shall cooperate with each other in litigation proceedings instituted hereunder, provided that such cooperation shall be at the expense of the litigating Party, and such litigation shall be controlled by the litigating Party.

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ARTICLE 18 INSURANCE

18.1	Insurance Requirements. Beginning at the time any Licensed Product and/or Licensed Method is to be used in human clinical trials and/or is being distributed or sold (including for the purpose of obtaining any required regulatory approvals) by Licensee or Affiliate, Licensee will, at its sole cost and expense, procure and maintain commercial general liability insurance issued by an insurance carrier with an A.M. Best rating of "A" or better in amounts not less than $[***] per incident and $[***] annual aggregate. Licensee will use reasonable efforts to have Licensor, the University of Utah, UURF, and their respective officers, employees and agents, named as additional insureds. All rights of subrogation will be waived against Licensor and its insurers. Such commercial general liability insurance will provide (i) product liability coverage; (ii) broad form contractual liability coverage for Licensee's indemnification under this Agreement; and (iii) coverage for litigation costs. The specified minimum insurance amounts will not constitute a limitation on Licensee's obligation to indemnify Licensor, the University of Utah, and their respective officers, employees and agents, under this Agreement.

18.2	Evidence of Insurance and Notice of Changes. Licensee will provide Licensor with written evidence of such insurance upon request by Licensor. Licensee will provide Licensor with written notice of at least [***] prior to the cancellation, non-renewal, or material change in such insurance.

18.3	Continuing Insurance Obligations. Licensee will maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any Licensed Product(s) and/or Licensed Method(s) developed pursuant to this Agreement is being commercially distributed or sold by Licensee, Affiliate, or agent of Licensee; and (ii) for five (5) years after such period.

ARTICLE 19 WAIVER

No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

ARTICLE 20 ASSIGNABILITY

This Agreement is not assignable or otherwise transferable (including by operation of law, merger, or other business combination) by Licensee without the prior written consent of the Licensor, not to be unreasonably withheld.

ARTICLE 21 INDEMNIFICATION BY LICENSEE

21.1	Licensee shall indemnify, hold harmless and defend Licensor, UURF, the University of Utah, and their respective officers, employees and agents, against any and all third party claims, suits, losses, damages, costs, liabilities, fees and expenses (including reasonable fees of attorneys) resulting from or arising out of exercise of: (a) any license granted under this Agreement; or (b) any act, error, or omission of Licensee, its agents, employees or Affiliates except where such claims, suits, losses, damages, costs, fees, or expenses result solely from the negligent acts or omissions, or misconduct of the Licensor, UURF, the University of Utah and their respective affiliates, officers,employees or agents. Licensee shall give Licensor timely notice of any claim or suit instituted of which Licensee has knowledge that in any way, directly or indirectly, affects or might affect Licensor and the University of Utah Research Foundation and Licensor shall have the right at its own expense to participate in the defense of the same.

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21.2	Licensor shall indemnify, hold harmless and defend Licensee, its Affiliates and their respective officers, employees and agents, against any and all third party claims, suits, losses, damages, costs, liabilities, fees and expenses (including reasonable fees of attorneys) resulting from or arising out of any act, error, or omission of Licensor, its agents, employees or Affiliates, except where such claims, suits, losses, damages, costs, fees, or expenses result solely from the negligent acts or omissions, or misconduct of the Licensee, its Affiliates, officers, employees or agents. Licensor shall give Licensee timely notice of any claim or suit instituted of which Licensor has knowledge that in any way, directly or indirectly, affects or might affect Licensee or its Affiliates and Licensee shall have the right at its own expense to participate in the defense of the same.

ARTICLE 22 NOTICES

The parties will give the other party timely and current information about the person and location/address to which notices and payments are to be given and made hereunder. Any payment, notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient's normal business hours; or (b) on the date of attempted delivery if delivered by courier, express mail service or first-class mail, registered or certified. Such notice shall be sent or delivered to the respective addresses given below or to such other address as either party shall designate by written notice given to the other party as follows:

BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, CA 94502
Attn: Chief Commercial Officer.

Jade Therapeutics, Inc.
675 Arapeen Drive
Suite 302
Salt Lake City, Utah 84108
Attn: Chief Executive Officer

ARTICLE 23 GOVERNING LAW

This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without application of any principles of choice of laws.

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ARTICLE 24 RELATIONSHIP OF PARTIES

In assuming and performing the respective obligations under this Agreement, Licensee and Licensor are each acting as independent parties and neither shall be considered or represent itself as a joint venture, partner, agent or employee of the other.

ARTICLE 25 DISPUTE RESOLUTION

Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved through arbitration if the parties mutually consent in writing, or through any judicial proceeding either in the courts of the State of California or in the United States District Court for the District of Northern California, to whose jurisdiction for such purposes Licensee and Licensor each hereby irrevocably consents and submits. All costs and expenses, including reasonable attorneys' fees, of the prevailing party in connection with resolution of a dispute by arbitration or litigation of such controversy or claim shall be borne by the other party.

ARTICLE 26 GENERAL PROVISIONS

26.1	The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

26.2	This Agreement shall not be binding upon the parties until it has been signed below by or on behalf of each party.

26.3	No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by both parties hereto.

26.4	This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter thereof. For clarity, the parties agree that (i) the Exclusive Sub-license Agreement between Jade Therapeutics, Inc. and BioTime, Inc. dated June 25, 2012, as amended, was in full force and effect from June 25, 2012 up to the Effective Date; and (ii) is terminated and superseded by this Agreement as of the Effective Date.

26.5	The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

26.6	The parties acknowledge and agree that this Agreement is a contract under which Licensor is a licensor of intellectual property as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Licensor acknowledges that if Licensor, as a debtor in possession, or a trustee in bankruptcy in a case under the Bankruptcy Code (the "Bankruptcy Trustee") rejects this Agreement, Licensee may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon the written request of Licensee to Licensor, Licensor will not interfere with the rights of Licensee as provided in this Agreement.

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26.7	This Agreement may be signed in counterparts, each of which When taken together shall constitute one fully executed document. Each individual executing this Agreement on behalf of a legal Entity does hereby represent and warrant to e411 other person so signing that he or she has been duly authorized to execute this Agreement on behalf of such Entity.

IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement by their respective officers hereunto duly authorized, on the day and year hereinafter written.

“Licensee”		“Licensor”

JADE THERAPEUTICS, INC.		BIOTIME, INC.

By:	/s/ Arthur Klausner	By:	/s/ William P. Tew, PhD
	(Signature)		(Signature)

Name:	Arthur Klausner	Name:	William P. Tew, PhD

Title:	Chief Executive Officer	Title:	Chief Commercial Officer
Date:	Sept. 12, 2013	Date:	12 Sept. ‘13

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Exhibit A

Patent Rights

University No.	Country/ Territory	Application/ Patent No.	Title	Inventor(s)
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

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EXHIBIT "B"

Due Diligence

Jade Therapeutics

Date:

Period Covering:

Progress Regarding Specific Due Diligence Milestones:

Projected Date of First Sale:

Please provide the commercial name of any FDA-approved products, utilizing this invention, that have first reached the market during the designated reporting period. This information is necessary for federal funding reporting requirements.

Product Name(s):

Yes	No	In the designated reporting period, did your company have 500 or more employees? This information is required to determine and report large or small entity status in the United States.

Yes	No	In the designated reporting period, did your company have more than 50 employees? This information is required to determine and report large or small entity status in Canada

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EXHIBIT "C"

Quarterly Royalty Report

Jade Therapeutics Sublicense

Date:

Period Covered:

Royalties

A. Number of units sold:
B. Price per unit:
C. Gross sales amount (AxB):
D. Deductions:

[***]) [***] [***] [***]
Total Deductions
E. Net Sales (C-D):
F. Total royalty due (___% of E):
G. Total royalty payment made: